                                  SCHEDULE 14A
                                 (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                ---------------

                           NPS PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in Its Charter)

                                ---------------


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Not Applicable

  (2)  Aggregate number of securities to which transaction applies: Not
       Applicable

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
       Not Applicable

  (4)  Proposed maximum aggregate value of transaction: Not Applicable

  (5)  Total fee paid: Not Applicable

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid: Not Applicable

  (2)  Form, Schedule or Registration Statement No.: Not Applicable

  (3)  Filing Party: Not Applicable

  (4)  Date Filed: Not Applicable

                           NPS PHARMACEUTICALS, INC.
                                420 Chipeta Way
                        Salt Lake City, Utah 84108-1256

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   June 21, 2000 at 3:00 p.m. (Mountain time)
                                     at the
                                 Marriott Hotel
                               75 S. West Temple
                           Salt Lake City, Utah 84111

                               ----------------

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Wednesday, June 21, 2000, at 3:00 p.m., local time, at the Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah for the following purposes:

     1. To elect eleven members to the Board of Directors.

     2. To approve an increase of 2,000,000 shares of common stock for issuance under the Company's 1998 Stock Option Plan.

     3. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on May 2, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          James U. Jensen
                                          Secretary

Salt Lake City, Utah
May 15, 2000


    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           NPS PHARMACEUTICALS, INC.
                                420 Chipeta Way
                        Salt Lake City, Utah 84108-1256

                               ----------------

                                PROXY STATEMENT
                                    for the
                         Annual Meeting of Stockholders
                                (June 21, 2000)

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS" or the "Company"), for use at the Annual Meeting of Stockholders to be held on June 21, 2000, at 3:00 p.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah.

Solicitation

   The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

   The Company intends to mail this Proxy Statement and accompanying proxy card on or about May 15, 2000, to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

   May 2, 2000 is the record date for determining those holders of NPS common stock and exchangeable shares of NPS Allelix Inc., a subsidiary of the Company ("Exchangeable Shares") entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 23,841,887 shares of common stock which includes 1,687,279 Exchangeable Shares. Each holder of the Company's common stock is entitled to one vote for each share held as of the record date on all matters to be voted upon at the Annual Meeting and CIBC Mellon Trust Company (the "Trustee"), the holder of the company's Special Voting Share is entitled to one vote for each Exchangeable Share of NPS Allelix Inc. outstanding as of the record date, other than Exchangeable Shares owned by the Company and its affiliates. Holders of common stock and the Special Voting Share are collectively referred to as "Stockholders." Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast at the Annual Meeting with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee, or who request that a proxy be given by the Trustee to a designated agent or other representative of the management of the Company to exercise such votes.

   All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders, and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's headquarters, 420 Chipeta Way, Salt Lake City, Utah 84108-1256, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and manner for revoking the proxy.

Stockholder Proposals for 2001

   Proposals of stockholders that are intended to be presented at the Company's 2001 annual meeting of stockholders and considered for inclusion in the proxy statement relating to such meeting must be received by the Company not later than January 16, 2000. In order to be timely, stockholder proposals and director nominations intended to be presented at the Company's 2001 annual meeting, but not included in the proxy statement for the meeting, must be received by the Company no earlier than March 23, 2001 and no later than April 22, 2001.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws provide that directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors are duly elected and qualified or until their respective death, resignation, or removal. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, unless the Board of Directors determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) serves for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor is elected and qualified.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eleven nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

   Pursuant to the Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, the number of directors which constitute the whole Board of Directors is to be fixed by one or more resolutions adopted by the Board. Messers Evans, Rygiel, and Stiller were each formerly members of the board of directors of Allelix Biopharmaceuticals Inc. The Agreement and Plan of Merger between the Company and Allelix Biopharmaceuticals Inc. required that upon closing, three members of the board of

Allelix Biopharmaceuticals Inc. were to be appointed to the NPS Board of Directors. In September 1999, the Board of Directors adopted a resolution to increase the number of directors to eleven, contingent on closing the acquisition of Allelix Biopharmaceuticals Inc. In December 1999, the Company closed on the acquisition of Allelix Biopharmaceuticals Inc. and three board members of Allelix Biopharmaceuticals Inc. were appointed to the Company's Board. There is no further obligation on the Company's part to appoint, nominate, or cause to be elected the former Allelix Biopharmaceuticals Inc. board members. Each of the eleven nominees is currently a director of the Company, and each nominee has agreed to serve if elected. The Board has no reason to believe that any nominee will be unable to serve. If and when elected at the Annual Meeting, each of the nominees will serve until the 2001 Annual Meeting of Stockholders and until such elected nominee's successor is duly elected and qualified, or until such elected nominee's earlier death, resignation, or removal.

   Set forth below, in alphabetical order, is biographical information for each person nominated to serve on the Company's Board of Directors.

                             NOMINEES FOR ELECTION

Santo J. Costa, J.D.

   Mr. Costa, 54, has served as a director since 1995 and serves as a member of the Compensation Committee. Mr. Costa has been Vice Chairman since November 1999 and a director since April 1994 of Quintiles Transnational Corporation, a publicly held global contract research organization. From April 1994 to November 1999 he served as President and Chief Operating Officer for Quintiles. From July 1993 to April 1994, he ran his own consulting firm, Santo J. Costa and Associates. From 1986 to 1993, he was employed by Glaxo, Inc., a worldwide pharmaceutical company, where he served as Senior Vice President, Administration and General Counsel and was a member of that company's Board of Directors. From 1977 to 1986 he was employed by Merrell Dow Pharmaceuticals (now part of Hoechst Marion Roussel) where he served as U.S. Area Counsel, and from 1971 to 1977 as Food & Drug Counsel for Norwich/Eaton Pharmaceuticals.
Mr. Costa received his B.S. in Pharmacy and his J.D. from St. John's
University.

John R. Evans, M.D.

   Dr. Evans, 70, has served as a director since the closing of the merger with Allelix Biopharmaceuticals Inc. in December 1999. Previously, Dr. Evans was Chairman of the Board of Allelix Biopharmaceuticals Inc. and its predecessor since 1983. From 1979 to 1983, Dr. Evans served as a Director of the Population, Health and Nutrition Department of the World Bank in Washington. From 1972 to 1978 he served as President of the University of Toronto. Currently, Dr. Evans is Chairman of the Canada Foundation for Innovation and serves as Chairman of the Board for both Alcer Aluminum Limited in Montreal and Torstar Corporation in Toronto. He is a director of the Walter-Duncan Gordon Charitable Foundation and a member of the Board of Directors of MDS Inc., a global health and life sciences company listed on the New York Stock Exchange and the Toronto Stock Exchanges, and GlycoDesign, Inc. Dr. Evans received his undergraduate medical training at the University of Toronto and engaged in specialty training in internal medicine and cardiology in London, England, Boston, and Toronto.

James G. Groninger

   Mr. Groninger, 55, has served as a director since 1988 and serves as a member of the Audit and Compensation Committees. Mr. Groninger founded in January 1995 and is President of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a Managing Director, Investment Banking Division, of PaineWebber Incorporated. Currently he serves on the Board of Directors of Cygne Designs, Inc., a manufacturer of apparel; Layton Bioscience, a privately-owned biotechnology company; and powerize.com, a privately owned internet business search engine corporation. Mr. Groninger received a B.S. in Industrial Administration from Yale University and an M.B.A. from Harvard Business School.

Hunter Jackson, Ph.D.

   Dr. Jackson, 50, has been Chief Executive Officer and Chairman of the Board since founding the Company in 1986 and serves as a member of the Nominating Committee. He was appointed to the additional position of President in January 1994. Prior to founding the Company, he was an Associate Professor in the Department of Anatomy at the University of Utah School of Medicine. Dr. Jackson received a B.A. in English from the University of Illinois and a Ph.D. in Psychobiology from Yale University. He received postdoctoral training in the Department of Neurosurgery, University of Virginia Medical School.

James U. Jensen, J.D.

   Mr. Jensen, 55, has been Vice President, Corporate Development and Legal Affairs, since 1991. He has been Secretary and a director of the Company since 1987. From 1986 to 1991 he was a partner in the law firm of Woodbury, Jensen, Kesler & Swinton, P.C. (or its predecessor firm) concentrating on technology transfer and corporate finance. From 1985 until 1986, he served as Chief Financial Officer of Cericor, a software company, and from 1983 to 1985, as its outside general counsel. From 1980 to 1983 he served as General Counsel and Secretary of Dictaphone Corporation, a subsidiary of Pitney Bowes Inc. He serves as a director of Wasatch Funds, Inc., a registered investment company; and of InterWest Home Medical, Inc., a public home use medical equipment distributor. Mr. Jensen received a B.A. in English/Linguistics from the University of Utah and a J.D. and an M.B.A. from Columbia University.

Joseph Klein, III

   Mr. Klein, 39, was appointed to the Board of Directors of the Company in 1998 and serves as a member of the Compensation Committee. Currently, Mr. Klein is Vice President, Strategy for Medical Manager Corporation, a physician office management information systems vendor. From 1998 to 1999, Mr. Klein was a Health Care Investment Analyst with the Kaufmann Fund, Inc. From 1995 to 1998, Mr. Klein was a Portfolio Manager and Chairman of the Investment Advisory Committee of T. Rowe Price Health Sciences Fund, Inc. From 1990 to 1998, Mr. Klein was Vice President and Health Care Investment Analyst for T. Rowe Price Associates, Inc., an investment management firm. Mr. Klein serves as a director of Guilford Pharmaceuticals, a public biotech company; and Synbiotics Corporation, a public veterinary diagnostic products company. Mr. Klein received an M.B.A. with a concentration on finance and investments from Stanford Graduate School of Business and a B.A. in economics from Yale University.

Donald E. Kuhla, Ph.D.

   Dr. Kuhla, 58, has been a director of the Company since 1991, and serves as a member of the Audit and Nominating Committee. Since 1998, Dr. Kuhla has been President and Chief Operating Officer of Albany Molecular Research, Inc., a chemical contract research organization, where he has also been a director since 1995. From 1994 through 1998 Dr. Kuhla was Vice President of Plexus Ventures, Inc., a biotechnology investment and consulting firm. From 1990 to 1994, Dr. Kuhla held senior management positions with two venture capital backed, biotechnology start-up companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being Senior Vice President of Operations. Dr. Kuhla received a B.A. in Chemistry from New York University and a Ph.D. in Organic Chemistry from Ohio State University.

Thomas N. Parks, Ph.D.

   Dr. Parks, 49, has been a director of the Company since its founding in 1986, and serves as a member of the Audit and Nominating Committees. Dr. Parks also serves as a scientific consultant to NPS. He is currently the George and Lorna Winder Professor of Neuroscience and Chairman of the Department of Neurobiology and Anatomy at the University of Utah Medical School. Dr. Parks joined the faculty at the University of Utah Medical School in 1978 as an assistant professor. Dr. Parks received a B.S. in Biology from the University of

California at Irvine and a Ph.D. in Psychobiology from Yale University. He was a postdoctoral fellow in Development Neurology at the University of Virginia Medical School.

Edward K. Rygiel

   Mr. Rygiel, 60, has served as a director since the closing of the merger with Allelix Biopharmaceuticals Inc. in December 1999. Previously, Mr. Rygiel served on the Board of Allelix Biopharmaceuticals Inc. since 1995. Since January 2000, Mr. Rygiel has been Executive Vice President of MDS Inc., a global health and life sciences company listed on the New York and the Toronto Stock Exchanges, and since 1995 he has been President and Chief Executive Officer of MDS Capital Corp., a subsidiary of MDS Inc. From 1995 to 2000, Mr. Rygiel was Senior Vice President, Strategic Investments, of MDS Inc. and President and Chief Executive Officer of MDS Capital Corp. Prior to joining MDS, he was a consultant specializing in business and corporate development both in his own practice and before that with Urwick, Currie and Partners. From 1990 to 1999, Mr. Rygiel was Chairman of Drug Royalty Inc., a Toronto Stock Exchange listed company. Mr. Rygiel currently is a member of the following Boards of Directors: Hemosol, Inc., a Toronto Stock Exchange listed company; MDS Protoeomics, Inc.; MDS Pharmacologies; and Nordion International Inc., all of which are subsidiaries of MDS Inc. Mr. Rygiel earned a B.A. in Science from the University of Toronto, School of Chemical Engineering.

Calvin R. Stiller, MD

   Dr. Stiller, 59, has served as a director since the closing of the merger with Allelix Biopharmaceuticals Inc. in December 1999. Previously, Mr. Stiller served on the Board of Allelix Biopharmaceuticals Inc. since 1999. Since 1996, Mr. Stiller has served as Chairman and Chief Executive Officer of Canadian Medical Discoveries Fund. Dr. Stiller served as the Chief of the Multi-Organ Transplant Service at the University Hospital in London, Ontario from 1984 through 1996. He is a full professor of medicine at the University of Western Ontario. Dr. Stiller is the Chairman of the Ontario Research and Development Challenge Fund and sits as a director of Drug Royalty Corp. Inc., and CPL Trust, a public company listed on the Toronto Stock Exchange. He is also on the Board of Genetic Diseases Network, Arthritis Network, and Transplantation Technologies Inc. Dr. Stiller obtained his medical degree from the University of Saskatchewan. Following graduation, he returned to the University of Western Ontario and University Hospital to become a professor at the Department of Medicine and co-director of Immunology at the John P. Robarts Research Institute.

Peter G. Tombros

   Mr. Tombros, 58, was appointed to the Board of Directors of the Company in 1998 and serves as Chairman of the Compensation Committee and a member of the Nominating Committee. Since 1994, Mr. Tombros has served as President, Chief Executive Officer, and a Director of Enzon, Inc., a public biopharmaceutical company that develops, manufactures, and markets enhanced therapeutics. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer, Inc., a research based, global healthcare company. Mr. Tombros served as Vice President of Pfizer, Inc. in the following areas: Executive Vice President of Pfizer Pharmaceuticals, a division of Pfizer, Inc., Corporate Strategic Planning, and Investor Relations. Currently, Mr. Tombros serves on the Board of Directors of the following: Enzon, Inc.; ALPHARMA Inc., a Norwegian company specializing in the areas of animal health, pharmaceuticals, and fine chemicals; the New Jersey Technology Council; the Biotechnology Council of New Jersey; and the American Foundation for Pharmaceutical Education. He is also on the Board of Trustees of Cancer Care and the National Cancer Care Foundation. Mr. Tombros received a B.S. and M.S. from Pennsylvania State University and an MBA from the Wharton Graduate School of Business.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Board Committees and Meetings

   The Board has standing Audit, Compensation, and Nominating Committees each with a formal, written charter.

   The Audit Committee's functions include: meeting with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial results for the year as reported in the Company's financial statements; recommending to the Board of Directors the independent auditors to be retained for the ensuing year; and receiving and considering the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During 1999, the Audit Committee was composed of three non-employee directors, Mr. Groninger, Dr. Kuhla, and Dr. Parks. The Audit Committee met two times during the fiscal year ended December 31, 1999.

   The Compensation Committee's functions include: establishing, reviewing, and overseeing salaries, incentive compensation, and other forms of compensation paid to officers and employees of the Company; administering the Company's incentive compensation and benefit plans, including the 1998 Stock Option Plan, 1994 Employee Stock Purchase Plan, the 1994 Equity Incentive Plan, and the 1987 Stock Option Plan; and performing such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee reviews the performance of the Company's officers, particularly the CEO and submits the Report of the Compensation Committee set out below. During 1999, the Compensation Committee was composed of non-employee directors, Mr. Tombros, Mr. Costa, Mr. Groninger, and Mr. Klein. The Compensation Committee met two times during the fiscal year ended December 31, 1999.

   The Nominating Committee's functions include: evaluating Director performance on at least an annual basis; providing information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Company's Board of Directors and its committees; and performing such other functions as the Board of Directors may delegate. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company. In order for any nominees for directors nominated by stockholders to be considered by the Nominating Committee, such nominations must be submitted no later than December 1st of the year preceding the Annual Meeting. The Nominating Committee did not formally meet during the fiscal year ended December 31, 1999. During 1999, the members of the Nominating Committee were Dr. Kuhla, Dr. Jackson, Dr. Parks, and Mr. Tombros.

   During the fiscal year ended December 31, 1999, the Board of Directors held five meetings. Each Board member standing for reelection attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he was a director or a member of such committee.

                                   PROPOSAL 2

          INCREASE IN SHARES ISSUABLE UNDER THE 1998 STOCK OPTION PLAN

   In March 1998, the Board of Directors adopted, and the stockholders subsequently approved, the company's 1998 Stock Option Plan (the "1998 Option Plan"). In May 2000, the Board of Directors adopted a resolution, subject to stockholder approval, amending the Company's 1998 Option Plan. The amendment increases by 2,000,000 the number of shares authorized for issuance under the 1998 Option Plan from 1,000,000 shares to 3,000,000 shares.

   Stockholders are requested in this Proposal 2 to approve the amendment to the 1998 Option Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve this Proposal 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

1998 Stock Option Plan--Summary

   A summary of the principal features of the 1998 Option Plan follows and is qualified in its entirety by reference to the full text of the 1998 Option Plan that was filed electronically with this Proxy Statement with the Securities and Exchange Commission, such text is not included in the printed version of this Proxy. A copy of the 1998 Option Plan can be obtained from the Company upon request.

   In March 1998, the Board adopted the 1998 Option Plan, which was subsequently approved by the stockholders on May 20, 1998. One million shares were originally authorized for issuance under the 1998 Option Plan. The purposes of the 1998 Option Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of the Company, and its affiliates, and to promote the success of the Company's business. Under the 1998 Option Plan, the Company may grant NSOs to employees, officers, directors, and consultants of the Company, and its affiliates, and may grant ISOs to employees of the Company, and its affiliates. As of December 31, 1999, options to purchase a total of 4,005 shares of common stock had been exercised for cash and services under the 1998 Option Plan at a weighted average exercise price of $6.67 per share. As of December 31, 1999, there were outstanding options to purchase 727,327 shares of common stock with exercise prices ranging from $6.625 to $7.1875 per share, and a weighted average exercise price per share of $6.56. A balance of 268,668 shares remain available for futre option grants under the 1998 Option Plan.

   The 1998 Option Plan provides for the grant of incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"). ISOs granted under the 1998 Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). NSOs granted under the 1998 Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the 1998 Option Plan.

 Purpose

   The 1998 Option Plan was adopted to provide a means by which employees (including officers), directors, and consultants to the Company and its affiliates may be given an opportunity to benefit from increases in the value of the stock of the Company, to secure and retain the services of persons holding or capable of filling such positions, and to provide incentives for such persons to exert maximum efforts on behalf of the Company and thereby promote the long-term interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder value.

 Administration

   The 1998 Option Plan is administered by the Board. The Board has the power to construe and interpret the 1998 Option Plan and, subject to the provisions of the 1998 Option Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, and other terms of the option. The Board is authorized to delegate administration of the 1998 Option Plan to a committee or committees composed of one or more members of the Board and has delegated such administration to the Compensation Committee (the "Committee"). The Committee has the powers to administer the 1998 Option Plan subject to such limitations as the Board provides. As used herein with respect to the 1998 Option Plan, where appropriate, the term "Board" refers to the Compensation Committee.

   In order to maximize the Company's ability to recognize a business expense deduction under Section 162(m) of the Code in connection with compensation recognized by "covered employees" (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the Committee responsible for administering the 1998 Option Plan with respect to these covered employees must be "outside directors." The 1998 Option Plan provides that in the discretion of the Board, a committee may consist solely of two or more "outside directors," in accordance with Code Section 162(m), or solely of two or more "non-employee directors," in accordance with Rule 16b-3. The Committee composition as described above currently consists of three outside, non-employee directors.

 Eligibility

   ISOs may be granted under the 1998 Option Plan to employees (including officers) of the Company and any affiliates. Employees (including officers), directors, and consultants of the Company are all eligible to receive NSO awards under the 1998 Option Plan.

   ISOs granted to a 10% shareholder (i.e. an employee who, at the time of the grant, owns or is deemed to own, stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company) must have an exercise price at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For ISOs granted under the 1998 Option Plan, the aggregate fair market value determined at the time of grant of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates), may not exceed $100,000.

   In order to ensure that the Company will be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1998 Option Plan, the Company has included in the 1998 Option Plan a provision limiting the maximum number of shares of Common Stock that may be covered by stock options issued under the 1998 Option Plan to one individual for any consecutive three calendar years to 750,000.

 Stock Subject to the Plan

   The maximum number of shares of Common Stock that may be issued pursuant to options granted under the 1998 Option Plan is 1,000,000 shares. Approval of Proposal 2 will increase this amount to 3,000,000 shares. Any shares of stock granted under the 1998 Option Plan that are forfeited because of the failure to meet an option grant contingency or condition shall again be available for delivery pursuant to new grants. To the extent any shares of stock covered by a grant are not delivered to an optionee because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 1998 Option Plan. If the exercise price of any option granted under the 1998 Option Plan is satisfied by tendering shares of stock of the Company, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the 1998 Option Plan. Shares of stock delivered under the 1998 Option Plan in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of stock available for delivery under the 1998 Option Plan, to the extent that such settlement, assumption, or substitution is a result of the Company or an affiliate acquiring another entity (or an interest in another entity). In conjunction with the Allelix Biopharmaceuticals acquisition, the Company agreed to deliver up to 407,055 shares, at weighted average exercise prices of $9.24 per share, of NPS common stock in settlement of outstanding awards under Allelix Biopharmaceuticals stock option plans.

 Terms of the Options

   The following is a description of the permissible terms of options under the 1998 Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price, Payment. The exercise price of ISOs and NSOs under the 1998 Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases with respect to ISOs (see "Eligibility" above) may not be less than 110% of such fair market value.

   The exercise price of options granted under the 1998 Option Plan may be paid either:

     (1) in cash at the time the option is exercised;

     (2) by delivery of other Common Stock of the Company or a combination of cash and already owned Common Stock;

     (3) through surrender of shares of Common Stock available for exercise under the Option;

     (4) pursuant to a deferred payment arrangement;

     (5) pursuant to a broker-assisted exercise same-day sales program;

     (6) in any other form of legal consideration acceptable to the Board; or

     (7) any combination of the above.

   Exercise Price, No Repricing. Except for certain adjustments due to corporate transactions (see "Adjustment Provisions" and "Effect of Certain Corporate Events" below), the exercise price for any stock option (ISOs and
NSOs) under the 1998 Option Plan may not be decreased after the grant of such stock option, and a stock option may not be surrendered as consideration in exchange for the grant of a new stock option with a lower exercise price.

   Option Exercise. Options granted under the 1998 Option Plan may become exercisable ("vest") in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised, and options granted may contain provisions for accelerated vesting upon specified events or conditions. In addition, options granted under the 1998 Option Plan may permit exercise prior to vesting, but in such event, the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting.

   Term. The maximum term of ISOs and NSOs under the 1998 Option Plan is ten years, except that in certain cases (see "Eligibility") the maximum term of ISOs is five years. ISO status terminates three months after termination of the optionee's employment with the Company or association as director or affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while serving, or within in a three-month period of having served the Company or any affiliate of the Company, in which case the option may, but need not, be exercisable (to the extent that the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provide otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

   Adjustment Provisions. If there is any change in the Common Stock subject to the 1998 Option Plan or subject to any award granted under the 1998 Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Option Plan and awards outstanding thereunder may be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding awards in order to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of the grant.

   Effect of Certain Corporate Events. The 1998 Option Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the 1998 Option Plan or substitute similar awards for those outstanding under the 1998 Option Plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the 1998 Option Plan, or to substitute similar awards, then the time during which such awards may be exercised may be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

   Duration, Amendment, and Termination. The Board may suspend or terminate the 1998 Option Plan without stockholder approval or ratification at any time or from time to time. The Board may also amend the 1998 Option Plan at any time or from time to time. However, no such amendment will be effective unless necessary in order for the 1998 Option Plan to satisfy or continue to satisfy Sections 422 and/or 162(m) of the Code, if applicable, Rule 16b-3, and/or Nasdaq or other securities exchange listing requirements, or if such amendment would increase the number of shares issuable under the 1998 Option Plan or decrease the minimum stock option exercise price set forth in the 1998 Option Plan or permit repricing outstanding options. The Board may submit any other amendment to the 1998 Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

   Restriction on Transfer. Except as otherwise provided by the Board, awards under the 1998 Option Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution. In general, ISOs may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. NSOs may not be transferred except when transfer to a family member or related trust or partnership is authorized by express provision of the option grant agreement, by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and, during the lifetime of the optionee, may be exercised only by the optionee, a valid family member, or a transferee pursuant to a domestic relations order.

 Federal Income Tax Information

   Incentive Stock Options. ISOs under the 1998 Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an ISO. However, the exercise of an ISO may increase the optionee's alternative minimum tax liability, if any.

   If an optionee holds stock acquired through exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The capital gains rate for capital assets held for eighteen months or more for federal income tax purposes is currently 20% while the maximum rate for capital assets held for one year and less than eighteen months is

28%. The maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options. NSOs granted under the 1998 Option Plan generally have the following federal income tax consequences:

   There are no tax consequences to the optionee or the Company by reason of the grant of an NSO. Upon exercise of an NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wages an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the 1998 Option Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (a) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (b) the per-employee limitation is approved by the stockholders; (c) the award is granted by a compensation committee comprised solely of "outside directors;" and (d) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

 Plan Benefits

   The following table presents certain information with respect to options granted under the 1998 Option Plan for the fiscal year ended December 31, 1999 for (a) the Company's Chief Executive Officer and its four other most highly compensated executive officers who received grants under the 1998 Option Plan;
(b) all executive officers as a group; and (c) all non-executive officer employees as a group.

                        1998 STOCK OPTION PLAN BENEFITS

                                                                      Stock
                                                                     Options
                    Name and Principal Position                     Granted(#)
                    ---------------------------                     ----------
Hunter Jackson, Ph.D., Chief Executive Officer, President and
 Chairman of the Board.............................................   40,000
James U. Jensen, J.D., Vice President, Corporate Development and
 Legal Affairs and Secretary.......................................   20,000
Thomas B. Marriott, Ph.D. Vice President, Development Research.....   20,000
Robert K. Merrell , Vice President, Finance, Chief Financial
 Officer, and Treasurer............................................   24,000
Edward F. Nemeth, Ph.D., Vice President, and Chief Scientific
 Officer...........................................................   20,000
All Executive Officers as a Group..................................  164,000
All Non-Executive Officer Employees as a Group.....................  176,522

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent public auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in 1986. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time if the Board determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of NPS common stock as of April 24, 2000 by: (a) all those known by the Company to be beneficial owners of more than five percent of the Company's common stock; (b) each director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.

                                                         Amount of
 Name and Address of Beneficial Owner (unless otherwise  Beneficial Percent of
                         noted)                          Ownership   Total(1)
 ------------------------------------------------------  ---------- ----------
T. Rowe Price Associates, Inc.(2)....................... 2,393,200     9.87%
 100 E. Pratt Street
 Baltimore, MD 21202
Wellington Management Company, LLP(3)................... 1,813,079     7.48%
 75 State Street
 Boston, MA 02109
Invesco................................................. 1,300,000     5.36%
 7800 E. Union
 Denver, CO 80287
Hunter Jackson, Ph.D.(4)................................   615,825     2.51%
Calvin R. Stiller(5)....................................   467,177     1.93%
Thomas N. Parks, Ph.D.(6)...............................   359,340     1.48%
Edward F. Nemeth, Ph.D.(7)..............................   242,656        *
John R. Evans(8)........................................   143,031        *
James U. Jensen, J.D.(9)................................   122,769        *
Thomas B. Marriott, Ph.D.(10)...........................   135,519        *
Edward K. Rygiel(11)....................................   111,268        *
Joseph Klein, III(12)...................................   104,180        *
James G. Groninger(13)..................................    85,552        *
Donald E. Kuhla, Ph.D.(14)..............................    60,340        *
Robert K. Merrell(15)...................................    67,800        *
Peter Tombros(16).......................................    14,900        *
Santo J. Costa, J.D.(17)................................     4,840        *
All directors and executive officers as a group(18)..... 2,630,903    10.47%

--------
*Means less than 1%.

   The above table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Commission. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.

   Except as set forth herein, the address of the persons set forth above is the address of the Company appearing elsewhere in this Proxy Statement.

 (1) The number of shares of common stock issued and outstanding on April 24, 2000 was 24,241,663 shares, which amount includes 2,097,555 exchangeable shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at April 24, 2000, plus shares of common stock subject to options held by such person at April 24, 2000 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. which owns 1,400,000 shares, which represents 5.78% of the shares outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (3) Wellington Management Company, LLP, a registered investment adviser, is deemed to have beneficial ownership of 1,813,079 shares of NPS common stock. Such shares are owned of record by clients of Wellington Management, including *Wellington Trust Company, NA, a bank as defined in
     Section 3(a)(6) of the Act which is deemed to have beneficial ownership of 915,024 shares of NPS common stock which represents 3.77% of shares outstanding. Wellington Management shares voting power with respect to 1,652,551 of such shares and dispositive power with respect to all of such shares.
 (4) Includes 111,783 shares held in a trust and 2 shares held by Dr. Jackson's children, of which he disclaims beneficial ownership. Also includes 271,600 shares subject to options exercisable within 60 days of April 24, 2000.
 (5) Includes 467,177 shares held by Canadian Medical Discoveries Fund, of which he disclaims beneficial ownership.
 (6) Includes 10,000 shares held in a trust of which Dr. Parks disclaims beneficial ownership. Also includes 18,840 shares subject to options exercisable within 60 days of April 24, 2000.
 (7) Includes 200,800 shares subject to options exercisable within 60 days of April 24, 2000.
 (8) Includes 14,182 shares subject to options exercisable within 60 days of April 24, 2000.
 (9) Includes 2,000 shares held by a limited liability company of which Mr. Jensen disclaims beneficial ownership. Also includes 75,000 shares subject to options exercisable within 60 days of April 24, 2000.
(10) Includes 3,241 shares held by spouse, 721 shares held by children, of which Mr. Marriott disclaims beneficial ownership. Also includes 118,800 shares subject to options exercisable within 60 days of April 24, 2000.
(11) Includes 111,268 shares held by NeuroScience Partners, L.P.; MDS Health Ventures (TC) Inc.; and MDS Health Ventures (PC) Inc.; of which Mr. Rygiel disclaims beneficial ownership.
(12) Includes 9,780 shares subject to options exercisable within 60 days of April 24, 2000.
(13) Includes 10,000 shares owned by spouse, and 7,450 shares owned by children, of which Mr. Groninger disclaims beneficial ownership. Also includes 10,020 shares subject to options exercisable within 60 days of April 24, 2000.
(14) Includes 12,840 shares subject to options exercisable within 60 days of April 24, 2000.
(15) Includes 63,800 shares subject to options exercisable within 60 days of April 24, 2000.
(16) Includes 6,900 shares subject to options exercisable within 60 days of April 24, 2000.
(17) Includes 3,840 shares subject to options exercisable within 60 days of April 24, 2000.
(18) Includes 17 people. An aggregate of 802,565 shares are subject to options exercisable within 60 days of April 24, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Commission reports of ownership and changes in ownership of NPS common stock. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the fiscal year ended December 31, 1999, the Company believes that all reporting persons complied with all Section 16(a) filing requirements except that: John Evans, Edward Rygiel, Calvin Stiller, Jim Howard-Tripp, and Paul VanDamme filed late Form 3s; Mr. Groninger who filed an amended Form 4 failed to report one common stock purchase transaction in a timely filed Form 4; Dr. Jackson who filed an amended Form 4 failed to report one common stock sale transaction in a timely filed Form 4 ; Mr. Merrell who filed amended Form 4s failed to report two common stock sale transactions on timely filed Form 4s; and Mr. Klein who filed a late Form 4 failed to report one common stock purchase on a Form 4.

                             EXECUTIVE COMPENSATION

Compensation of Directors

   The Company's directors do not currently receive any cash compensation for service on the Board or any Committee thereof. Outside directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and Committee meetings. Directors are eligible to receive stock options and stock bonuses under the stock plans described below.

 1994 Non-Employee Directors' Stock Option Plan

   In January 1994, the Board adopted, and the stockholders subsequently approved, the 1994 Non-Employee Directors' Stock Option Plan (Directors' Plan). An amendment to increase from 90,000 to 160,000 the number of shares available for grant under the Directors' Plan was approved by the stockholders in July 1996. In May 1999 a subsequent amendment was approved by stockholders to increase the number of shares available for issuance from 160,000 to 260,000. Under the Directors' Plan, non-employee directors of the Company are eligible to receive options. Options granted under the Directors' Plan are automatic and non-discretionary and do not qualify for tax treatment as ISOs. Pursuant to the terms of the Directors' Plan, each person who is elected for the first time to be an outside director of the Company and who is not otherwise employed by the Company or an affiliate of the Company (a "Non-Employee Director") will automatically be granted an option to purchase 15,000 shares of common stock (subject to adjustment as provided in the Directors' Plan) upon the date of his or her election to the Board. On December 1 of each year, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months will automatically be granted an option to purchase 3,000 shares of common stock (subject to adjustment as provided in the Directors' Plan) pursuant to the Directors' Plan.

   No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date such option was granted. Options granted under the Directors' Plan vest at a rate of 28% of the shares subject to the option one year after date of grant and 3% of the shares become exercisable each month thereafter, so long as the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or in other continuous affiliation as provided under the Directors' Plan. If the optionee's service as a non-employee director terminates for any reason other than death, the option will remain exercisable for twelve months after the date of termination, or until the option's expiration date, if earlier. If the optionee dies, the option will remain exercisable for eighteen months following the date of death or until the expiration date of the option, whichever is earlier. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the common stock on the date of grant. Options granted under the Directors' Plan are generally non-transferable. Unless otherwise terminated by the Board, the Directors' Plan automatically terminates in January 2004.

   As of December 31, 1999, options to purchase a total of 22,290 shares of common stock had been exercised under the Directors' Plan at an exercise price of $3.00 per share. As of that date, options to purchase 165,180 shares of common stock with exercise prices from $3.00 to $10.25 per share and a weighted average exercise price per share of $7.62 were outstanding. A balance of 72,530 shares remains available for future grants under the Directors' Plans. Prior to the adoption of the Directors' Plan, the Company granted options to directors under the 1987 Stock Option Plan.

 Non-Employee Directors' Stock Bonus Program

   In December 1994, the Board adopted the Non-Employee Directors' Stock Bonus Program under the 1994 Equity Incentive Plan (Stock Bonus Program). Under the Stock Bonus Program, non-employee directors are eligible to receive grants of shares of common stock for attendance at Board and Committee meetings. The Stock Bonus Program provides each Non-Employee Director of the Company with a non-discretionary award of 200 shares of common stock for each Board meeting attended and 200 shares of common stock per year for serving on a Board Committee. A total of 8,200 shares were granted under the Stock Bonus Program for Board activities in 1999.

   The right to receive awards under the Stock Bonus Program is generally non-transferable. The stock awards are usually made in January for Board activities during the previous year. Non-Employee Directors entitled to stock bonus awards shall not possess any rights of a stockholder of the Company until such shares are delivered to the Non-Employee Director. Unless otherwise terminated by the Board, the Stock Bonus Program terminates in January 2004.

Compensation of Executive Officers

   The following table shows for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997, certain compensation awarded, paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                     Long-Term
                                           Annual Compensation      Compensation
                                       ---------------------------- ------------
                                                                       Stock
                                                                      Options
     Name and Principal Position       Year Salary ($) Other ($)(1) Granted (#)
     ---------------------------       ---- ---------- ------------ ------------
Hunter Jackson, Ph.D. ...............  1999  275,619      4,800        40,000
 Chief Executive Officer, President    1998  264,231                   60,000
 and                                   1997  235,846                   40,000
 Chairman of the Board
James U. Jensen, J.D. ...............  1999  182,758      4,800        20,000
 Vice President, Corporate             1998  173,539                   30,000
 Development                           1997  167,783                   20,000
 and Legal Affairs and Secretary
Thomas B. Marriott, Ph.D. ...........  1999  189,757      4,800        20,000
 Vice President, Development Research  1998  182,846                   30,000
                                       1997  177,868                   20,000
Robert K. Merrell....................  1999  155,272      4,800        24,000
 Vice President, Finance, Chief        1998  149,569                   30,000
 Financial                             1997  135,893                   20,000
 Officer, and Treasurer
Edward F. Nemeth, Ph.D. .............  1999  173,758      2,621        20,000
 Vice President, and Chief Scientific  1998  165,754                   30,000
 Officer                               1997  159,832                   20,000

--------
(1)  401(k) Company Match

 1987 Stock Option Plan

   The 1987 Stock Option Plan (1987 Plan) was adopted in June 1987. The purposes of the 1987 Plan were to attract and retain qualified personnel, to provide additional incentives to employees, officers, advisors, directors, and consultants of the Company, and to promote the success of the Company's business. No options have been granted under the 1987 Plan since December 1993, and the Company will not make any future grants under the 1987 Plan. As of December 31, 1999, options to purchase a total of 983,979 shares of common stock had been exercised for cash and services under the 1987 Plan at a weighted average exercise price of $0.86 per share. As of December 31, 1999, options to purchase a total of 325,713 shares of common stock were outstanding, with exercise prices ranging from $0.67 to $2.00 per share and a weighted average exercise price per share of $1.55.

   Options granted under the 1987 Plan generally became exercisable at a rate of one-third of the shares subject to the option on the first anniversary of the option grant and one-third of the remaining shares subject to the option on each of the second and third anniversary of the option grant. The maximum term of a stock option under the 1987 Plan was ten years; however, if the optionee at the time of grant had voting power over more than ten percent of the Company's outstanding capital stock (a "10% Holder"), the maximum term of any ISO granted under the 1987 Plan was five years. The aggregate fair market value of the stock with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise prices of ISOs granted under the 1987 Plan were at least equal to 100%, 110% with respect to 10% Holders, of the fair market value of the stock subject to the option on the date of grant. Although no minimum exercise price of NSOs was required under the 1987 Plan, the exercise price of NSOs previously granted under the 1987 Plan generally has been at least equal to the fair market value of the stock subject to the option on the date of the grant. Any option that is exercisable at the time of grant and which expires no sooner than three years from the grant date is subject to an option exercise price equal to the fair market value of the option on the grant date.

 1994 Equity Incentive Plan

   In January 1994, the Board adopted the 1994 Equity Incentive Plan (1994
Plan), which was subsequently approved by the stockholders in February 1994. Under the 1994 Plan, 1,702,503 shares have been authorized for issuance. The purposes of the 1994 Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of the Company and its affiliates and to promote the success of the Company's business. Under the 1994 Plan, the Company may grant NSOs to employees, officers, directors, and consultants to the Company and its affiliates and may grant ISOs to employees of the Company and its affiliates. As of December 31, 1999, options to purchase a total of 232,838 shares of common stock had been exercised for cash and services under the 1994 Plan at a weighted average exercise price of $5.53 per share. As of December 31, 1999, options to purchase 1,195,641 shares of common stock with exercise prices ranging from $3.00 to $16.625 per share, and a weighted average exercise price per share of $8.90 were outstanding. A balance of 274,024 shares remains available for future grants under the 1994 Plan.

   Options granted under the 1994 Plan prior to December 1, 1997, generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 3% of the shares subject to the option at the end of each calendar month thereafter. Options granted under the 1994 Plan after December 1, 1997 generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1994 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1994 Plan is five years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. The aggregate fair market value with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of ISOs granted under the 1994 Plan must be at least 100%, 110% with respect to 10% Holders, of the fair market value of the common stock of the Company on the date of grant. The exercise price of NSOs granted under the 1994 Plan is the fair market value of the Company's common stock on the date of grant or such other exercise price as is set by the Board at the date of grant. Payment of the exercise price may be made in cash or by shares of NPS common stock valued at the fair market value of such shares on the date of exercise or in any other form acceptable to the Board. The 1994 Plan also allows the Company to grant stock bonuses, reload options, rights to purchase restricted stock, and stock appreciation rights.

   The 1994 Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The 1994 Plan will terminate in January 2004, unless earlier terminated by the Board.

 1994 Employee Stock Purchase Plan

   In January 1994, the Board adopted the 1994 Employee Stock Purchase Plan
(ESPP) which was subsequently approved by the stockholders in February 1994. There were a total of 90,000 shares reserved for issuance under the ESPP. Pursuant to Board and stockholder approval this amount was increased to 160,000 shares in 1996 and to 260,000 in 1999. As of March 31, 2000, a total of 159,737 shares of common stock had been purchased under the ESPP at prices from $2.76 to $9.1375 per share. During 1999, under the ESPP, executive officers as a group purchased 7,020 shares at an average purchase price of $5.84 per share and all employees (excluding executive officers) as a group purchased 31,017 shares at an average exercise price of $5.84 per share.

   The purpose of the ESPP is to assist the company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The ESPP provides a means by which employees of the Company and its affiliates may purchase common stock of the company at a discount through accumulated payroll deductions. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code. The ESPP is implemented by offerings of rights to eligible employees. Eligible participants in the ESPP include all employees, including executive officers who work at least 20 hours per week and are customarily employed by the Company or an affiliate of the Company for at least five months per calendar year. Generally, each offering is of 24 months' duration with purchases occurring every six months. Participants may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the ESPP. The ESPP will terminate in January 2004.

   The following table sets forth each grant of options to purchase common stock made during the year ended December 31, 1999 to each of the Named Executive Officers. Grants of options to each of the Named Executive Officers were made under the 1998 Option Plan:

                             OPTION GRANTS IN 1999

                                                                        Potential Realizable
                                                                          Value at Assumed
                                                                        Annual Rates of Stock
                         Securities % of Total                         Price Appreciation for
                         Underlying   Options   Exercise or                Option Term(2)
                          Options   Granted in  Base Price  Expiration -----------------------
Name                      Granted   Fiscal Year  Per Share   Date(1)                   10%
----                     ---------- ----------- ----------- ----------     5%      -----------
Hunter Jackson..........   40,000      9.56%       $4.50     12/08/09  $   113,201 $   286,874
James U. Jensen.........   20,000      4.78%       $4.50     12/08/09  $    56,601 $   143,437
Thomas B. Marriott......   20,000      4.78%       $4.50     12/08/09  $    56,601 $   143,437
Robert K. Merrell.......   24,000      5.73%       $4.50     12/08/09  $    67,921 $   172,124
Edward F. Nemeth........   20,000      4.78%       $4.50     12/08/09  $    56,601 $   143,437

--------
(1) These options have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.
(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

   The following table sets forth information for fiscal year ended December 31, 1999 with respect to (a) the exercise of stock options by the Named Executive Officers in 1999; (b) the number of unexercised options held by the Named Executive Officers as of December 31, 1999; and (c) the value of unexercised in-the-money options as of December 31, 1999.

               OPTION EXERCISES IN 1999 AND YEAR-END VALUE TABLE

                          Shares                Number of Unexercised     Value of In-the-Money
                         Acquired                      Options                 Options(2)
                            On       Value    ------------------------- -------------------------
     Name                Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
     ----                -------- ----------- ----------- ------------- ----------- -------------
Hunter Jackson..........       0   $      0     242,400      107,600    $1,577,875    $630,250
James U. Jensen.........       0   $      0      66,200       53,800    $  211,750    $315,125
Thomas B. Marriott......   3,000   $ 14,280     114,200       53,800    $  673,750    $315,125
Robert K. Merrell.......  27,000   $204,195      73,200       57,800    $  307,270    $346,125
Edward F. Nemeth........       0   $      0     186,200       53,800    $1,373,350    $315,125

--------
(1) Value realized is based on the fair market value of NPS common stock on the date of exercise (the closing sales price reported on the Nasdaq National Market on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.
(2) Represents the difference between the option exercise price and the closing price of NPS common stock as reported on the Nasdaq National Market on December 31, 1999 ($12.25) times the corresponding number of shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Dr. Kuhla, a director of the Company since 1991, was a Vice President of Plexus Ventures, Inc. from February 1994 through June 1998. The Company had a consulting agreement with Plexus through December 31, 1995, whereunder Plexus assisted the Company with its effort to establish a collaboration for the Company's hyperparathyroidism program. Plexus may earn an additional $400,000 in fees as payments are received from Amgen Inc. The Company also granted Plexus an option to purchase 20,000 shares of NPS common stock at $10.50 per share with vesting contingent upon milestone payments from Amgen, of which Dr. Kuhla has a one-third interest.

   The Company has also entered into a Consultant Services Agreement with Dr. Kuhla, effective November 1, 1996, whereunder Dr. Kuhla will provide scientific consulting services to the Company. In return for such consultant services Dr. Kuhla is paid with shares of NPS common stock. In fiscal year 1999, Dr. Kuhla received no shares of NPS common stock.

   The Company's policy is to enter into agreements with each of its directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors to the Company. The Company has entered into indemnity agreements with each of its directors and executive officers.

   Dr. Evans, a director of the Company since December 1999, is a director of MDS, Inc. In addition, Mr. Rygiel, a director of the Company since December 1999 is Executive Vice President of MDS, Inc. In February

2000, NPS Allelix Corp., a subsidiary of the Company entered into a Pharmaceutical Services Agreement with MDS, Inc. for clinical laboratory services related to the clinical trial with ALX1-11. In March 2000, NPS Allelix also entered into a Clinical Laboratory Analysis Agreement with Harris Laboratories, a subsidiary of MDS, Inc. Under the agreements, NPS Allelix expects to pay to MDS approximately $1.8 million over the next three years for services rendered under the agreements.

   Mr. Costa, a director of the Company since 1995 is Vice Chairman of Quintiles Transnational Corporation. In 1999, NPS Allelix entered into an agreement with Quintiles Canada, Inc., a subsidiary of Quintiles Transnational Corporation under which Quintiles will provide certain contract research services with respect to the clinical trials of ALX1-11. Under the terms of the Agreement, NPS Allelix expects to pay approximately $7.3 million to Quintiles over the next three years for services rendered under the agreement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Tombros, Mr. Costa, Mr. Groninger, and Mr. Klein served on the Compensation Committee for fiscal year 1999. No officer or employee of the Company sits on the Compensation Committee. No member of the Compensation Committee has at any time been an officer or employee of the Company. Mr. Groninger is a brother-in-law of Dr. Jackson, the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Groninger has abstained from participating in the determination of the compensation package for Dr. Jackson. Effective May 2000, Mr. Groninger no longer served on the Compensation Committee.

   Mr. Costa, a director of the Company since 1995 is Vice Chairman of Quintiles Transnational Corporation. NPS Allelix entered into an agreement with Quintiles Canada, Inc., a subsidiary of Quintiles Transnational Corporation under which Quintiles will provide certain contract research services with respect to clinical trials of ALX1-11. Under the terms of the Agreement, NPS Allelix expects to pay approximately $7.3 million to Quintiles over the next three years for services rendered under the agreement.

                    REPORT OF THE COMPENSATION COMMITTEE(1)
                                    for 1999

   The Compensation Committee (the "Committee") evaluates the performance of management and determines compensation policies and levels. The Committee consisted of four directors, each of whom is an independent, non-employee director. Committee members for 1999 were Peter Tombros, Santo Costa, James Groninger, and Joseph Klein. Mr. Groninger is a brother-in-law of Dr. Jackson, the Company's Chief Executive Officer, President, and Chairman of the Board. Mr. Groninger abstains from participating in the determination of the compensation package for Dr. Jackson.

   The full Board of Directors reviews the Committee's recommendations regarding compensation of executive officers. The Committee is also responsible for setting and administering the Committee's policies governing employee compensation and administering the Company's stock purchase and stock option plans. The Committee met twice in 1999.

 Compensation Policy

   The Committee's policy for executive compensation is based on the same principles used by the Company to set and evaluate employee compensation generally. The Company utilizes programs designed to attract, retain, and motivate highly talented and team oriented employees at all levels. Total compensation is intended to be fair and competitive for each employee at all levels, including executive employees. Compensation programs are designed to minimize focus on individual compensation differences and which lessen the frequency of negotiation over individual employee compensation. Individuals are held accountable for their performance, but attainment of corporate objectives is deemed a collective effort. The Committee supports management's view and intention that this allows greater and more productive focus on individual performance and the attainment of corporate objectives.

   Compensation is based on the level of job responsibility, individual performance, and Company performance. Compensation also reflects the value of the job in the marketplace.

   Compensation at all levels includes regular cash compensation and long-term incentive compensation. The Company has rarely granted bonuses for individual executives. In 1998 stock option awards were made to vest in part for seven members of senior management (but not for other employees) upon accomplishment of certain corporate objectives. On March 6, 2000 the Board determined that one of two contingent vesting events had been realized by completing the Company's merger with Allelix Biopharmaceuticals Inc. on December 23, 1999 and on May 4, 2000 the Committee determined that the second of two contingent vesting events had been realized by signing an important corporate collaboration on March 20, 2000. Stock option awards made on December 8, 1999 returned to the Company's customary practice of options vesting over time, usually three or four years.

 Salaries

   Base salaries represent the fixed component of the Company's employee compensation package generally, and the executive compensation package, in particular. Generally, salary compensation is determined by evaluating the compensation of executives in similar positions in peer biotechnology and pharmaceutical companies, the level of experience of the particular executive officer, and the executive officer's specific responsibilities. The Committee also evaluates the achievement of Company objectives in determining base salaries for the executive officers. The Committee utilizes the advice of compensation consultants engaged by the Company and reviews the result of an annual compensation survey of biotechnology companies, generally, and biotech/biopharmaceutical companies similarly situated in particular.

   The Committee also receives the recommendation of the Company's CEO concerning salary for each executive as part of a general company-wide salary assessment performed by Company management.

   The Committee intends that base salaries accomplish the Company's compensation, philosophy and policies. Bonuses have not been a routine part of cash compensation and no bonuses were granted in or for 1999.

 Long-Term Incentives

   The Company seeks to encourage the long-term retention of employees by equity purchase programs and equity-based compensation. All employees are eligible to participate in the Company's Employee Stock Purchase Plan, and participating employees receive the price discount allowed by applicable laws and regulations. Additionally, all employees are eligible to participate in the Company's 401(k) retirement plan. Beginning in 1999, the Company contributed to each employee's 401(k) account at the rate of 50% of the employee's direct contribution up to a maximum contribution by the Company of the lessor of 3% of the employee's salary, or $4,800.

   Potentially, the most valuable long-term incentive compensation is the granting of stock options. The granting of stock options at all levels of the Company is an integral part of the Company's compensation philosophy and policy. The Committee believes that options vesting over a period of years align the interests of the employees with the long-term interests of the Company and its stockholders. Stock option grants have been made, historically, during the first part of December. The grants made to Company executives in December 1998 were described above. In December 1999, the Committee approved, and the full Board ratified the granting of stock options during the first part of December 1999 to all employees, including Company executives. Executives received grants vesting over four years and generally in the same amounts as for prior years. Customarily, the grants to all Vice Presidents have been in the same amounts with variations based on subjective factors and upon the recommendation of the CEO. This practice was followed again in 1999.

 Allelix Biopharmaceuticals Inc.

   The Committee took no action in 1999 relating to the acquisition of Allelix Biopharmaceuticals Inc. ("Allelix") which was effective on December 23, 1999. The Committee acknowledged that all Allelix employees received full vesting as a result of the transaction, and that historically options have been granted at Allelix during the spring of each year. The Committee acknowledged that compensation programs of the two entities will need to be harmonized and that certain adjustments will be made. Management has advised the Committee to expect that most of these adjustments will be made at the Company's Allelix subsidiary.

 Reduction in Force

   The Committee reviewed and approved management's severance payment arrangements for the forty employees (35% of the work force) of the Company who were separated from the Company on September 30, 1999, effective with signing the Allelix merger agreement. Severance compensation was adopted and employee stock option vesting and final exercise dates were extended in furtherance of the compensation philosophy and policies described above.

 CEO Evaluation

   The CEO completed a written self evaluation and delivered a copy to each member of the Committee. In addition, each member of the Committee independently evaluated the performance of the CEO. The Committee then met to discuss the CEO's self evaluation, each Committee member's evaluation and prepare a consolidated final evaluation. The Committee Chairman reported the results of the evaluation to the outside directors and the CEO at the December 1999 Board meeting.

 CEO Compensation

   The Chief Executive Officer was a founder of the Company in 1986 and has served in that capacity since then. His compensation package has historically been below that of other chief executive officers in comparable companies in the industry. In order to determine the appropriate salary increase and stock option grant for the Chief Executive Officer, the Compensation Committee considered the salaries of other chief executive officers in the biotechnology industry, the results of the formal evaluation of the CEO, and the CEO and Company accomplishments in 1999. Significant progress was made in several areas and the Company met or exceeded most of its performance goals. In the Committee's review of CEO compensation, the following developments were considered: Dr. Jackson's overall leadership of the Company as President, CEO, and Chairman of the Board; the overall status and progress of the Company's strategic partnerships; the continued progress of NPS compounds in the discovery and in the clinic, and the Company's efforts to manage cash through implementation of a reduction in force. In December 1999, the Committee recommended an increase in compensation for the CEO for 2000. The CEO and the Board then implemented this increase to the annual rate of $316,000 effective March 1, 2000.

 Policy Regarding Deductibility

   We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code, which provides that, for purposes of regular income tax and the alternative minimum tax, the allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We do not anticipate that compensation payable to any executive officer will exceed $1 million for fiscal year 1998. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                          Compensation Committee

                                          Peter Tombros, Chairman
                                          Santo J. Costa
                                          James G. Groninger
                                          Joseph Klein, III

March 2000

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG NPS PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET-US INDEX
                      AND THE NASDAQ PHARMACEUTICALS INDEX

   *$100 Invested on 12/31/94 in stock or index, including reinvestment of dividends.
   Fiscal year ending December 31.
--------
(1) The "Compensation Committee Report" and the "Performance Measurement Comparison" chart are not "soliciting material," are not deemed filed with the Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors

                                      James U. Jensen
                                      Secretary

May 15, 2000

   A copy of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999 is available without charge upon written request to:

      NPS Pharmaceuticals, Inc.
      Attn: Investor Relations
      420 Chipeta Way
      Salt Lake City, Utah 84108

                           NPS PHARMACEUTICALS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 21, 2000

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned constitutes and appoints Hunter Jackson and James U. Jensen (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the 2000 Annual Meeting of Stockholders. This meeting will be held at the Marriott Hotel located at 75 South West Temple, Salt Lake City, Utah on June 21, 2000 at 3:00 p.m., local time. This Proxy is given in accordance with the following instructions, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments and postponements thereof.

  1. To elect eleven (11) directors as set forth in the Proxy Statement:
      [_] FOR all nominees listed below               [_] WITHHOLD AUTHORITY
          (except as indicated to the contrary below)     to vote for all nominees listed below:

  Santo J. Costa, John R. Evans, James G. Groninger, Hunter Jackson, James U. Jensen, Joseph Klein III, Donald E. Kuhla, Thomas N. Parks, Edward Rygiel,
                     Calvin Stiller, and Peter G. Tombros

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

--------------------------------------------------------------------------------

  2. To approve an increase of 2,000,000 shares of common stock for issuance under the Company's 1998 Stock Option Plan.

                    [_] FOR     [_] AGAINST    [_] ABSTAIN

  3. To ratify the appointment of KPMG LLP as independent auditors for the Company for the 2000 fiscal year:

                    [_] FOR     [_] AGAINST    [_] ABSTAIN

This Proxy when properly executed will be voted as directed above. If no direction is made, this Proxy will be voted FOR the election of the eleven (11) directors; FOR the approval of an increase of 2,000,000 shares of common stock for issuance the 1998 Stock Option Plan; and to ratify the board's appointment of KPMG LLP as NPS's independent auditors for the 2000 fiscal year.

                                 Dated ________________________________________

                                 ______________________________________________

                                 ______________________________________________
                                                Please sign here

                                 Do you plan to attend the Annual
                                 Meeting? [_] Yes [_] No

                                 Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title.

                                 Please date, sign, and mail this proxy card in the enclosed envelope.

                            NPS PHARMACEUTICALS, INC.

                             1998 STOCK OPTION PLAN

                (Amended by the Board of Directors on May 1, 2000
                  Approved by the Shareholders on ____________)


1.       GENERAL.

         1.1 Purpose. The 1998 Stock Option Plan has been established by the Company to provide a means by which employees, directors, and consultants of the Company and its Affiliates may be given the opportunity to benefit from increases in value of NPS stock through the granting of Options. NPS seeks to (a) retain the services of present employees, directors, and consultants;
                  (b) secure and retain the services of new employees, directors, and consultants; and (c) provide incentives for such persons to exert maximum efforts for the success of the Company and thereby promote the long-term interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

         1.2 Types of Options. The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Board Committee (see paragraph 3.2), be either Incentive Stock Options or Nonstatutory Stock Options (defined below).

         1.3 Definitions. Unless otherwise defined, capitalized terms shall have the meaning set forth in Section 2.

2.       DEFINITIONS.

         2.1 Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         2.2      Board means the Board of Directors of the Company.

         2.3      Code means the Internal Revenue Code of 1986, as amended.

         2.4 Committee means a Committee appointed by the Board in accordance with paragraph 3.2 herein.

         2.5 Company means NPS Pharmaceuticals, Inc., a Delaware corporation.

         2.6 Consultant means any person (including an advisor) engaged by the Company or an Affiliate to render consulting services under arrangements intended to compensate such person for such services. The term "Consultant" shall not include a Director who is paid only a director's fee by the Company or who is not compensated by the Company for services as a Director.

         2.7 Continuous Status as an Employee, Director, or Consultant means the employment or relationship as an Employee, Director, or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether

                  Continuous Status as an Employee, Director, or Consultant shall be considered interrupted in the case of:

                  2.7.1 any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or

                  2.7.2 transfers between locations of the Company or between the Company, Affiliates or its successor.

         2.8 Day of Determination means the date of the occurrence of an event that requires the determination of the Fair Market Value of an award made hereunder.

         2.9      Director means a member of the Board.

         2.10     Disability means total and permanent disability as defined in
                  Section 22(e)(3) of the Code.

         2.11 Employee means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         2.12 Exchange Act means the Securities Exchange Act of 1934, as amended.

         2.13 Fair Market Value means, as of any date, the value of the common stock of the Company as determined as follows:

                  2.13.1 If the common stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing price for such stock on the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable. In the event the Day of Determination falls on a date that the Nasdaq system is closed, then the Fair Market Value shall be the closing sales price for such stock on the last market trading day prior to the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable.

                  2.13.2 If the common stock is quoted on Nasdaq (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  2.13.3 In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

         2.14 Incentive Stock Option (or "ISO") means an Option intended to qualify as an incentive stock option within the meaning of
                  Section 422 of the Code and the regulations promulgated thereunder.

         2.15 Non-Employee Director means a Director who is considered to be a "Non-Employee Director" in accordance with Rule 16b-3(b)(3), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

         2.16 Nonstatutory Stock Option (or "NSO") means an Option not intended to qualify or not eligible to qualify as an ISO or an ISO which, subsequent to its date of grant, no longer qualifies as an ISO under Section 422 of the Code.

         2.17 Officer means a person who is an officer of the Company within the meaning of Section 16a-1(f) of the Exchange Act and the rules and regulations promulgated thereunder.

         2.18     Option means a stock option granted pursuant to the Plan.

         2.19 Option Agreement means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.

         2.20 Optionee means an Employee, Director, or Consultant who holds an outstanding Option.

         2.21 Outside Director means a Director who is considered to be an "Outside Director" in accordance with Section 162(m) of the Code, or any other applicable Code sections, regulations, or interpretations of the IRS.

         2.22     Plan means this 1998 Stock Option Plan.

         2.23 Rule 16b-3 means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         2.24     Securities Act means the Securities Act of 1933, as amended.

3.       ADMINISTRATION.

         3.1 Powers and Authority. The Plan shall be administered by or under the direction of the Board unless and until the Board delegates administration to a Committee, as provided in paragraph 3.2. The Board shall have the power subject to and within the limitations of the express provisions of the Plan:

                  3.1.1 To determine from time to time: (a) which of the persons eligible under the Plan shall be granted Options; (b) when and how Options shall be granted;
                           (c) whether an Option shall be intended to qualify as an ISO; (d) the provisions of each Option granted (which need not be identical) including the time or times when a person shall be permitted to receive stock pursuant to the exercise of such Option; (e) whether a person shall be permitted to exercise such Option; and (f) the number of shares with respect to which Options shall be granted to each such person.

                  3.1.2 To construe and interpret the Plan and Options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  3.1.3    To amend the Plan as provided in Section 12.

                  3.1.4 Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         3.2 Delegation. The Board may delegate administration of the Plan to a Board committee composed of not fewer than two members (the "Committee"). All members of the Committee shall be Outside Directors or Non-Employee Directors, to the extent necessary to comply with the applicable provisions of Rule 16b-3 and Section 162(m). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall in such event, be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         3.3 Director Status. Any requirement that an administrator of the Plan be a Non-Employee Director or an Outside Director shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

4.       SHARES SUBJECT TO THE PLAN.

         4.1 Available Shares. Subject to the provisions of Section 11, the number of shares that may be issued pursuant to Options granted hereunder shall not exceed in the aggregate three million (3,000,000) shares of the Company's common stock.

         4.2 Forfeited or Canceled Shares. Any shares of stock for which an Option has been granted under the Plan that are forfeited because of the failure to meet an Option grant contingency or condition shall again be available for delivery pursuant to new grants under the Plan. To the extent any shares of stock covered by an Option are not delivered to an Optionee or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

         4.3 Payment with Shares. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of stock to the Company (by either actual delivery or by attestation), only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

         4.4 Plan Limits. Shares of stock delivered under the Plan in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of stock available for delivery under the Plan, to the extent that such settlement, assumption, or substitution is a result of the Company or Affiliate acquiring another entity (or an interest in another entity). Subject to the provisions of Section 11, the maximum number of shares that may be covered by grants to any one individual shall be 750,000 shares during any three consecutive calendar years.

5.       ELIGIBILITY.

         5.1 Option Type. ISOs may be granted only to Employees. NSOs may be granted to Employees, Directors, or Consultants.

         5.2 Section 16 Compliance. No Officer or Director shall be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of an Officer or Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Officer or Director, the Plan otherwise complies with the requirements of Rule 16b-3. This paragraph
                  5.2 shall not apply if the Board or Committee expressly declares that it shall not apply.

6. OPTION PROVISIONS. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         6.1 Term. No Option shall be exercisable after the expiration of ten years from the date it was granted.

         6.2 Price. The exercise price of each Option shall be not less than 100% of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

         6.3 Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations:

                  6.3.1    in cash; or

                  6.3.2 by delivery of already-owned shares of common stock of the Company or a combination of cash and already-owned shares of common stock of the Company; or

                  6.3.3 through surrender of shares of common stock available for exercise under the Option, valued at their Fair Market Value on the date of exercise and owned free and clear of any liens, claims, encumbrances, or security interests; or

                  6.3.4 according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to paragraph 6.4; or

                  6.3.5 pursuant to a broker assisted exercise same-day sales program; or

                  6.3.6 as required in the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option; or

                  6.3.7    any combination of 6.3.1 through 6.3.6 above.

                  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         6.4      Transferability.

                  6.4.1 Incentive Stock Options. In order for an Option to qualify for treatment as an ISO, it may not be transferable except by will or by the laws of descent and distribution. In the event an Optionee transfers such Option, such transfer shall constitute a disqualifying event and the Option shall no longer qualify as an ISO but shall be considered a NSO under the terms of this Plan.

                  6.4.2 Nonstatutory Stock Option. The Board or Committee may, in its discretion, authorize all or a portion of the NSOs to be granted to an Optionee to be on terms that permit transfer by such Optionee to (a) the spouse, children, or grandchildren of the Optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that
                           (i) there may be no consideration for any such transfer, (ii) the Option Agreement pursuant to which such Options are granted must expressly provide for transferability in a manner consistent with this Section, (iii) subsequent transfers of transferred Options shall be prohibited except those occurring by will or the laws of descent and distribution, and
                           (iv) the Options shall continue to be subject to all the terms and conditions that applied prior to transfer in the same manner and to the same extent as non-transferred Options, including paragraphs 6.5 through 6.9. The Options shall be exercisable by the transferee only to the extent, and for the periods specified in such sections. The Company expressly disclaims any obligation to provide notice to a transferee of the termination of the Option.

                  6.4.3 Unless transfer by an Optionee is specifically provided for in an Option Agreement, a NSO shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the NSO is granted only by such person or any transferee pursuant to a QDRO.

         6.5 Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance criteria) as the Board may deem appropriate. The provisions of this paragraph 6.5 are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         6.6 Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under paragraph 6.4, as a condition of exercising any such Option,
                  (a) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         6.7 Termination of Employment or Relationship as an Employee, Director, or Consultant. In the event an Optionee's Continuous Status as an Employee, Director, or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an ISO, the Board shall determine such period of time (in no event to exceed three months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

         6.8 Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director, or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

         6.9 Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within eighteen months following the date of death (or such shorter period specified in the Option Agreement, but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance, or by assignment as provided herein, does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

         6.10 Early Exercise. The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any nonvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

         6.11 Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means:

                  6.11.1   cash payment; or

                  6.11.2 authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or

                  6.11.3 delivering to the Company owned and unencumbered shares of the common stock of the Company.

7. NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS. Except for certain adjustments due to corporate transactions described in Section 11, the exercise price for any outstanding Option granted under the Plan may not be decreased after the Day of Determination for such Option grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

8.       COVENANTS OF THE COMPANY.

         8.1 Stock Availability. During the terms of the Option granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such grants up to the number of shares of stock authorized under the Plan.

         8.2 Authority. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock acquired under the grants, provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency, the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Options unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK. Proceeds from the exercise of Options under the Plan shall constitute general funds of the Company.

10.      MISCELLANEOUS.

         10.1 Acceleration. The Board or the Committee shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

         10.2 Ownership Rights. Neither an Optionee nor any person to whom an Option is transferred under paragraph 6.4 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

         10.3 Employment Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a

                  Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant, or Optionee with or without cause.

         10.4 ISO Value Limit. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which ISOs granted after 1998 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

11.      ADJUSTMENTS UPON CHANGES IN STOCK AND CORPORATE TRANSACTIONS.

         11.1 Stock Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

         11.2 Corporate Transactions. In the event of: (a) a dissolution or liquidation or sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation; or (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, then, the Board in its sole discretion and to the extent permitted by applicable law may direct as to all or any of the Option(s) outstanding under the Plan that: (i) any surviving corporation shall assume such Options or shall substitute similar Options; (ii) such Options shall continue in full force and effect; or (iii) the duration of time during which such Options become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any such Options terminated, if not exercised prior to such event.

12.      AMENDMENT OF THE PLAN.

         12.1 Amendments. The Board at any time, and from time to time, may amend the Plan. However, as provided in Section 11, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will:

                  12.1.1 Increase the number of shares reserved for Options under the Plan;

                  12.1.2 Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Sections 162(m) and 422 of the Code;

                  12.1.3 Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 or Nasdaq or other applicable securities exchange listing requirements;

                  12.1.4 Decrease the minimum exercise price set forth in paragraph 6.2; or

                  12.1.5   Remove the limitation provided in Section 7.

         12.2 Compliance. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide under the provisions of the Code and the regulations promulgated thereunder relating to ISOs and/or to bring the Plan and/or ISOs granted under it into compliance therewith.

         12.3 Consent. Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (a) the Company requests the consent of the person to whom the Option was granted and
                  (b) such person consents in writing.

13.      TERMINATION OR SUSPENSION OF THE PLAN.

         13.1 Termination. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on midnight, May 31, 2008. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

         13.2 Rights and Obligations. Any Options granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the holder of the Options.

14. EFFECTIVE DATE OF PLAN. The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company.